TERM PROMISSORY NOTE

$100,000                                                      New York, New York
                                                               September 6, 1996




     FOR VALUE RECEIVED, the undersigned, MERIS LABORATORIES, INC., a California corporation (the "Maker"), hereby promises to pay to the order of Madeleine LLC ("Madeleine") the principal sum of One Hundred Thousand Dollars ($100,000) on September 6, 2001.

     Principal is payable in lawful money of the United States and in immediately available funds at the offices of Madeleine at 950 Third Avenue, New York, New York 10022, or at such other place as Madeleine shall designate in writing to the Maker. If any amount payable hereunder shall be due on a day on which banks are required or authorized to close in New York City (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest payable hereon.

     This Note shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, if (a) the Maker shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Maker seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Maker or for any substantial part of its property; or the Maker shall take any action to authorize or effect any of the actions set forth above in this clause (a), (b) the Maker shall refinance its existing senior indebtedness or (c) any person or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) shall have acquired, directly or indirectly, the Maker, all or substantially all of its properties or assets or more than 50% of the shares of the Maker's common stock then outstanding.

     The Maker may, at its option, prepay this Note, in whole at any time or in part from time to time, without penalty or premium, provided that each partial prepayment shall be in a principal amount equal to $10,000 or an integral multiple thereof.

     The Maker represents and warrants as follows: (a) the Maker is a corporation duly organized, validly existing and in good standing under the laws


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of California; (b) the execution,  delivery and performance by the Maker of this
Note are within the Maker's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Maker's charter or by-laws or (ii) any law or any contractual restriction binding on or affecting the Maker, (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Maker of this Note; and (d) this Note constitutes the legal, valid and binding obligation of the Maker, enforceable against the Maker in accordance with its terms.

     All payments made by the Maker hereunder will be made without setoff, counterclaim or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, stamp or other taxes, levies, imposts, deductions, charges, fees, withholding, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the overall net income of Madeleine (such non-excluded taxes are hereinafter collectively referred to as the "Taxes"). If the Maker shall be required, by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, {i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to Madeleine pursuant to this sentence) Madeleine receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Maker shall make such deductions or withholdings and (iii) the Maker shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Tax is payable by the Maker, as promptly as possible thereafter the Maker shall send Madeleine an official receipt showing payment. In addition, the Maker agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Note (hereinafter referred to as "Other Taxes"). The Maker will indemnify Madeleine for the full amount of Taxes or Other Taxes (including, any Taxes or Other Taxes on amounts payable to Madeleine under this paragraph) paid by Madeleine and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, upon written demand by Madeleine therefor.

     No failure on the part of Madeleine to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by Madeleine preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of Madeleine. No amendment or waiver of any provision of this Note, nor consent to any departure by Madeleine therefrom, shall in any event be effective unless the same shall be in writing and signed by Madeleine, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Any  provision   hereof  which  is  prohibited  or   unenforceable  in  any
jurisdiction  shall, as to such jurisdiction,  be ineffective only to the extent




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of such  prohibition  or  unenforceability  without  invalidating  the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     The Maker hereby agrees to pay on demand all costs and expenses (including, without limitation, all fees and expenses of counsel to Madeleine) incurred by Madeleine in connection with (i) the preparation, execution, delivery, administration and amendment of this Note, and (ii) the enforcement of Madeleine's rights, and the collection of all amounts due, hereunder.

     The Maker hereby acknowledges that it is obligated to pay Madeleine pursuant to the terms of this Note regardless of whether or not the transactions contemplated by the commitment letter dated September 5,1996 (together with all attachments thereto, the "Commitment Letter") from Madeleine to the Maker are consummated. The Maker further acknowledges that the obligations of the Maker under this Note shall survive the termination of the Commitment Letter, as provided therein.

     The Maker hereby (i) irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Note, (ii) waives any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and
(iii) irrevocably agrees that all claims in respect of such an action or proceeding may be heard and determined in such New York State or Federal court. The Maker (by its acceptance hereof) waives any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Note.

     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

MERIS LABORATORIES, INC


By:/s/ Stephen Brent Kass
 ...........................
Name:  Stephen Brent Kass
Title: Chairman Of Board


Address:
2890 Zanker road
 ...........................
San Jose, CA 95134
 ...........................
Attention: Henry Bose, ESQ.
 ...........................

Telephone: 1-800-219-9200 Ext 3700
          .........................
Telecopier: Call First
          .........................


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